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                                                                 EXHIBIT 10(ee)

                              AMENDMENT OF LEASE
                              ------------------



     THIS AMENDMENT OF LEASE effective as of June 23, 1997 between EQUITABLE FEDERAL STREET REALTY COMPANY LIMITED PARTNERSHIP, a Massachusetts limited partnership having an address at One Boston Place, Boston, Massachusetts 02108 ("Landlord"), and BANKBOSTON, N.A. (formerly named The First National Bank of Boston), a national banking association organized and existing under the laws of the United States of America having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("Tenant").



                                  BACKGROUND
                                  ----------


     Landlord and Tenant are Landlord and Tenant, respectively, under an Indenture of Lease having an effective date of September 1, 1991, as amended, of certain premises at 100 Federal Street, Boston, Massachusetts (the "Lease").
Section 2 of Article XVI of the Lease requires Landlord to perform certain work to the Building entrance area, the exterior plaza, the elevator cabs and associated signage (the work required thereby is herein referred to as the "Lobby/Plaza Work"), the cost of the Lobby/Plaza Work to be shared by Landlord and Tenant in the manner provided in the Lease, including Section 6 of an Amendment of Lease effective as of April 1, 1994. Landlord and Tenant desire to memorialize their further agreements with respect thereto. Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.



                              W I T N E S S E T H
                              -------------------


     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:



     1. Exhibits A, B and C attached hereto and made a part hereof include all work requested by Tenant to be included in the Lobby/Plaza Work and represents Landlord's good faith estimate of the project costs for completion of said work.



     2. Tenant's Share of the Lobby/Plaza Work as defined in the Amendment of Lease effective as of April 1, 1994 shall be modified to be the sum of (a) fifty percent (50%) of the first $700,000 of excess in project costs over $10,000,000, and (b) one hundred percent (100%) of the next $400,000 of excess in project costs and (c) fifty percent (50%) of the remaining excess in project costs (other than Tenant's "Wish List Items" for which Tenant's Share shall be Seventy-Five Percent (75%)). Tenant's Wish List Items include security desk (less $75,000 which shall be included in the above formula), elevator controls, security devices, plaza clock, kiosk, flag markers, BankBoston pediment logos, escalator thresholds and spandrel glass. Through June 30, 1997, the total project costs will be $10,940,046.64



     3. Landlord agrees that Tenant's Share of the Lobby/Plaza Work will not exceed $1,642,616.32, subject to increase in the event the Lobby/Plaza Work shall be modified to include additional and/or more expensive construction.
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     4.  As each item of additional Lobby/Plaza Work shall be substantially completed, beginning on the first day of the following month and continuing through December 31, 2008, Tenant shall pay, in addition to Tenant's monthly payments on account of Base Rent, Operating Expenses and Impositions, additional rent on account of such item of Lobby/Plaza Work in an amount determined as provided in Section 5 hereof.



     5. The additional rent payable by Tenant under Section 4 hereof shall be determined separately for each item of Lobby/Plaza Work substantially completed. The cost of each item shall be the project cost attributable to such item (as "project cost" is defined in Section 6 of the Amendment of Lease effective as of April 1, 1994). Tenant shall pay additional monthly rent on account of each such item in an amount equal to the monthly payment required to pay in full, on a direct reduction basis over an amortization period commencing on the date as of which Tenant shall be first required to pay additional rent on account of such item and ending on December 31, 2008, Tenant's Share of the cost of such item, with interest at a rate equal to the sum of one percent (1%) plus Tenant's Base Rate in effect as of the date such item shall have been substantially completed by Landlord, in equal monthly installments of principal and interest over such period.



     6. On or before July 1, 1997, Tenant shall pay to Landlord a lump sum payment of $90,457.19 as additional rent, such amount representing all sums due to date from Tenant to Landlord on account of the Lobby/Plaza Work substantially completed on or before June 30, 1997.



     7. Effective July 1, 1997, the rent payable by Tenant under the Lease shall be increased by $8,650.07 per month for the period July 1, 1997 through December 31, 2008, such amount representing the monthly additional rent to be paid by Tenant on account of the Lobby/Plaza Work substantially completed on or before June 30, 1997. Thereafter, the monthly rent payable shall be increased in accordance with Section 4 and 5 above on account of each item of Lobby/Plaza work substantially completed on or after July 1, 1997.



     8. All additional rent to be paid under this Amendment shall be payable on the first day of each month for the period ending December 31, 2008, notwithstanding that the term of a portion of the Premises under the Lease may expire prior to such date.



     9. Except only as expressly amended hereby, the Lease shall continue in full force and effect.

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     WITNESS the execution of an instrument under seal as of the date first above written.



                              LANDLORD:



                              EQUITABLE FEDERAL STREET REALTY COMPANY LIMITED PARTNERSHIP



                              By Its General Partner



                              100 FEDERAL STREET REALTY CORPORATION



                              By:    JOHN SCHOSER
                                  ---------------

                                 Its: Investment Officer



                              TENANT:



                              BANKBOSTON, N.A.



                              By:    THEODORE M. EDSON
                                  --------------------

                                 Its: Director of Global Facilities

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